SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 19, 2005

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2005, the Board of Directors of Dynegy Inc., an Illinois corporation (“Dynegy”), approved the following changes to the compensation of Dynegy’s directors effective July 1, 2005:

•	The annual cash retainer paid to each director who is not an employee of Dynegy or Chevron Corporation (each, a “Non-Employee Director”) was increased from $30,000 to $50,000;

•	The aggregate annual amount of phantom stock units awarded to Non-Employee Directors under the Dynegy Inc. Deferred Compensation Plan for Certain Directors was increased from $50,000 to $60,000;

•	The additional annual retainer paid to the Lead Director was decreased from $60,000 to $40,000;

•	The additional annual fee paid to the chairperson of the Audit and Compliance Committee was decreased from $50,000 to $30,000; and

•	The additional annual fee paid to the chairperson of the Compensation and Human Resources Committee was decreased from $25,000 to $15,000.

Dynegy’s director compensation as of July 1, 2005, following the effectiveness of the changes described above, is summarized on Exhibit 99.1 to this Form 8-K. For a detailed description of Dynegy’s director compensation prior to the effectiveness of these changes, please refer to Dynegy’s definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2005 under the heading “Proposal 1—Election of Directors—Compensation of Directors.”

Item 8.01	Other Events.

On May 19, 2005, Dynegy issued a press release reporting the results of its 2005 Annual Meeting of Shareholders. A copy of Dynegy’s May 19th press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference. This press release contains statements intended as “forward-looking statements” which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable.

(c)	Exhibits:

Exhibit No.	Document

99.1	Director Compensation Summary.

99.2	Press Release dated May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: May 24, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Director Compensation Summary.

99.2	Press Release dated May 19, 2005.